UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) established base salary and equity compensation for 2007 for certain of the Company’s executive officers. The following table sets forth the 2007 base salary and equity compensation for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers set forth in the Company’s most recent Definitive Proxy Statement:

Name	Title	2007 Base Salary	Stock Option Awards (1)	Restricted Stock Awards (2)
Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer	$573,322(3)	44,672	75,000
James C. Malone	Executive Vice President and Chief Financial Officer	$320,252(4)	13,688	22,500
Kathleen Earley	President and Chief Operating Officer	$425,241(3)	20,260	37,500
Anthony Bellomo	Executive Vice President, Product Management	$330,000(3)	9,404	15,000
Philip J. Tamminga	Executive Vice President, Development & Professional Services	$330,000(3)	9,404	15,000
Patricia E. Gorman	Chief Information Officer	$300,000(4)	7,348	3,500

(1)	The stock option awards (i) were granted pursuant to the Company’s 1998 Long-Term Incentive Plan, (ii) terminate ten years after the date of grant, unless terminated sooner because the holder’s service with the Company is terminated, and (iii) have an exercise price of $20.42 per share, the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant, January 30, 2007.
(2)	The restricted stock awards were granted pursuant to the Company’s 1998 Long-Term Incentive Plan.
(3)	Salary increase retroactive to January 1, 2007.
(4)	Salary increase effective February 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: February 5, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary